Exhibit 99.1

Global Power • 400 E Las Colinas Blvd., Suite 400 • Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Provides Planned Timing
for Filing of Financial Statements for 2016, 2015
and Restated Prior Years

•                  Anticipates filing financial statements for 2015 and restated prior years on or about September 30

•                  Plans to file first and second quarter 2016 financials shortly thereafter

•                  Also announces dissolution of independent special committee of the Board

IRVING, Texas, July 8, 2016 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power”) today announced that, following discussions with its independent auditors, the Company anticipates that on or about September 30, 2016, it will file an Annual Report on Form 10-K for its 2015 fiscal year, which will include its annual and quarterly consolidated financial statements and related consolidated financial information for 2015.  The 2015 Form 10-K will also include audited restated consolidated financial statements and related information for 2014 and 2013 and unaudited restated selected financial data for 2012 and 2011.  The Company intends to file Quarterly Reports on Form 10-Q, which will include the quarterly financial statements for its first and second quarters of 2016, shortly thereafter.

The Company also announced that the Board of Directors has dissolved its independent special committee (the “Special Committee”), which was formed in May 2015 to review the facts and circumstances relating to the Company’s determination to restate certain of its historical financial results.  The Committee found no evidence of intentional misconduct or fraud related to the Company’s preparation of the financial statements to be restated.

Terence J. Cryan, Global Power’s President and CEO, commented, “We believe that the dissolution of the Special Committee and the announcement of a restatement completion timetable are testaments to the progress we are making.  Throughout this comprehensive financial review, we have enhanced our internal controls and procedures and strengthened our financial reporting and accounting functions while continuing our remediation efforts throughout this year.”

The Company plans to provide further notice once definitive dates are established for the filings for the first and second quarters of 2016.  Once current on its filings with the Securities and Exchange Commission, the Company will host a teleconference to bring investors up to date with the status of its businesses and go forward strategy.

Mr. Cryan concluded, “We look forward to getting the comprehensive financial restatement behind us, so that our management team can devote its full attention to successfully executing our strategic plan for the benefit of Global Power’s shareholders.”

Once current on its filings with the Securities and Exchange Commission, the Company plans to reapply for a listing on the New York Stock Exchange.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the general industrial, global power infrastructure and energy and process industries.  The Products segment includes two primary product categories:  Mechanical Solutions (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines while Electrical Solutions provides custom-configured electrical houses and generator enclosures for a variety of industries.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the industrial, chemical/petrochemical process, oil and gas and power generation industries.  The Company routinely provides information at its website:  www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include statements or expectations regarding the timing and the Company’s ability to file the 2015 and restated financial information and 2016 quarterly reports, regain SEC reporting compliance, and related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements.  Risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, and changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy.

In addition, more information may arise during the course of the Company’s previously-announced ongoing accounting review of its previously issued financial statements that would require the Company to make additional adjustments or revisions or to restate further such financial statements.  The time required to complete the financial statements and accounting review may cause our results to differ materially from those described in the forward-looking statements.  Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of our Annual Report on Form 10-K filed with the SEC on March 9, 2015 titled “Risk Factors.”  Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com